UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

Knowles Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1151 Maplewood Drive, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 250-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 1, 2017, the Board of Directors (the “Board”) of Knowles Corporation (the “Company”), upon recommendation of the Governance and Nominating Committee of the Board (the “Governance Committee”), appointed Dr. Cheryl Shavers, as a director, increasing the size of the Board from eight to nine members. Dr. Shavers will serve as a Class II director and will hold office until the Company’s 2018 Annual Meeting of Stockholders, or until her successor is duly elected and qualified. Upon recommendation of the Governance Committee of the Board, Dr. Shavers was also appointed to serve on the Audit Committee and the Governance Committee.

The Board has determined that Dr. Shavers meets the standards of independence under the Company’s Standards for Director Independence, as well as applicable rules of the NYSE, the SEC and the Securities Exchange Act of 1934. There is no arrangement or understanding between Dr. Shavers and any other person pursuant to which she was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Dr. Shavers was or is to be a party, in which Dr. Shavers, or any member of her immediate family, has a direct or indirect material interest.

Dr. Shavers will receive the same compensation as the Company’s other non-employee directors: a one-time award of restricted stock units with a grant date fair value equal to $100,000 (vesting on the first anniversary of the award date) and an annual retainer of $235,000, payable $65,000 in cash and $170,000 in restricted stock units (in each case pro-rated until the 2018 Annual Meeting of Stockholders).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a)

On August 1, 2017, the Board, upon recommendation of the Governance Committee, amended Section 2.16 of the Company’s Amended and Restated By-Laws (“By-Laws”) to require a stockholder proposed nominee provide written consent stating, among other things, such nominee’s intention, if elected, to serve the full term of the class of directors for which such nominee is standing for election. The foregoing description of this amendment is qualified in its entirety by reference to Amendment No. 2 of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD.

A copy of the press release announcing the appointment of Dr. Shavers to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as a part of this report:

Exhibit Number	Description

3.1	Amendment No. 2 of the Amended and Restated By-Laws of Knowles Corporation adopted on August 1, 2017

99.1	Press Release of Knowles Corporation dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: August 4, 2017	By:	/s/ Thomas G. Jackson
Thomas G. Jackson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 2 of the Amended and Restated By-Laws of Knowles Corporation adopted on August 1, 2017

99.1	Press Release of Knowles Corporation dated August 3, 2017